UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 23, 2004

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	1-13053	81-0480654

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

536 East Pike Avenue, Columbus, Montana	59019

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(406) 322-8700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2004, the Board of Directors (the “Board”) of Stillwater Mining Company (the “Company”) approved a revised compensation structure for non-employee directors effective January 1, 2005. The principal changes in directors’ compensation are stock (1) to change the equity component of annual compensation from stock options to restricted stock units; and (2) to replace the per meeting fee for committee chairs with an annual cash retainer. Effective January 1, 2005, non-employee directors will continue to receive annual compensation valued at $50,000, comprised of cash and Company common stock. However, each director must receive stock valued at least at $10,000. The remaining balance may be awarded as either cash or additional Company stock.

Beginning in 2005, each non-employee director will receive each year, on the date of the annual meeting of stockholders, a grant of common stock valued at $10,000, with restrictions that lapse upon the earlier of six months following the grant or the director’s death, disability, retirement or a change in control of the Company.

Also beginning in 2005, the Lead Director and Audit Committee chair will receive an annual fee of $10,000 and each of the chairs of the Compensation, Corporate Governance/Nominating and Health, Safety & Environmental committees will receive annual fees of $5,000, in lieu of the additional $500 the chairs currently receive per meeting attended.

In addition, directors will continue to receive $2,000 for in-person meetings and $1,000 for telephonic meetings, as well as to be reimbursed for reasonable travel expenses.

On December 23, 2004, the Board approved a guideline that non-employee directors should own Company stock having a value of at least $100,000. Each director is asked to comply with this new guideline by the fifth anniversary of his or her election to the Board. Current directors are asked to comply by the date of the 2009 annual meeting of stockholders.

These fees were developed with the assistance of an independent consulting firm and were recommended to the Board by the Company’s Corporate Governance/Nominating Committee. The new structure will make the Company’s overall Board fees more competitive, reflect the expected future market practice when stock option expensing is required and more closely link the directors’ equity compensation with stockholder interests.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2004, the Board unanimously approved an amendment and restatement (the “Amendment”) of the Company’s Amended and Restated By-Laws (the “By-Laws”), to make certain changes regarding the indemnification of directors consistent with Delaware law. Following is a summary of the material changes in connection with the Amendment. This summary is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Indemnification and Advancement of Expenses

The Amendment provides that if any person is involved in any legal proceeding, other than a proceeding by and in the right of the Company, because such person is or was an officer or director of the Company, the Company shall indemnify such person for all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The Amendment adds that such indemnification shall only be made if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Amendment also adds that termination of any such legal proceeding shall not of itself create a presumption that such person did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe such person’s conduct was unlawful.

With respect to any person who is party to a legal proceeding by and in the right of the Company because such person is or was an officer or director of the Company, the Company shall indemnify such person for all expenses actually and reasonably incurred by such person in defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification shall be made for any claim as to which such person shall have been adjudged to be liable to the Company unless the Court of Chancery of the State of Delaware or the court in which such action was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses. Prior to the Amendment, the By-Law indemnification provisions did not distinguish between actions by and in the right of the Company and other actions.

Authorization of Indemnification

Prior to the Amendment, the By-Laws did not include a formal procedure for authorization of indemnification. The Amendment requires that any indemnification shall be made by the Company only as authorized upon a determination that indemnification is proper in the circumstances because the indemnified party has met the applicable standard of conduct. This determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who are not parties to such action even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any proceeding described above, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, without the necessity of authorization.

The Amendment further provides that, for purposes of any determination as described above, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company, or on information supplied to such person by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company.

Indemnification by a Court

The Amendment adds that notwithstanding any contrary determination or the absence of any determination, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under the By-Laws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct. Neither a contrary determination nor the absence of any determination shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.

Expenses Payable in Advance

The By-Laws previously provided that the Company may advance expenses in its sole discretion. The Amendment provides that expenses incurred by a director or officer in defending any action shall be paid by the Company in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

Nonexclusivity

The Amendment specifies that it is the policy of the Company to indemnify directors and officers to the fullest extent permitted by law.

Survival of Indemnification and Advancement of Expenses

The Amendment also adds that indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Limitation on Indemnification

The Amendment adds that the Company shall not be obligated to indemnify any director or officer or advance expenses in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the Board.

Indemnification of Employees and Agents

Finally, the Amendment provides that the Company may, to the extent authorized by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2004	STILLWATER MINING COMPANY
	By:	/s/ John R. Stark
		Name:	John R. Stark
		Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit
No.
3.2	Stillwater Mining Company By-Laws, as amended and restated as of December 23, 2004.